UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 5, 2010

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W University Dr, Suite 231 Tempe, AZ 85281	85281-3291

Registrant’s telephone number, including area code (212) 710-9376

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Modavox, Inc. (OTCBB:MDVX), a leading provider of  marketing platforms leveraging proprietary patented technology that allow marketers and their agencies to harness digital and new media consumption, today announced that it will hold a live conference call and webcast on February 9, 2010 at 4pm EST. Investors and members of the financial community are encouraged to participate as company executives will address a number of important current issues and an outlook of future expectations.

When: February 9, 2010; 4:00 PM EST
Participant Dial-In Numbers:
Toll-free: 1-877-407-0789
International: 1-201-689-8562
Webcast URL: http://viavid.net/dce.aspx?sid=000070A8 or linked at www.modavox.com.

Conference replay:
Through Midnight Friday, February 19 Toll-free 1-877-660-6853
Toll/international 1-201-612-7415
Account# 3055
Conference ID# 344461
Topics to be discussed will include, but not be limited to:

1. The company’s ongoing successful pursuit of its high-growth mobile business strategy, including a discussion on the current client base and some discussion of our expectations for Revenue growth. It is important to note that the Company is already receiving Revenue from this business segment, and that growth is accelerating.

2. The Company’s recently filed SEC Form 10Q for Q310. We will directly address certain items in that 10Q that deserve explanation. Specifically 1) why Revenue dropped and how that Revenue will be and is being “replaced”; 2) why Expenses increased significantly and show that at least $1.3 million in the increase was due to one-time items pertaining to certain employee-related options activity; 3) the low cash balance, which is particularly deceiving in that subsequent to the Quarter End, the Company received a $2.0 million capital infusion that both sends a message about our ability to complete our IP enforcement strategy, plus provide the necessary capital to execute the Company’s Strategic Business Plan for FYE February 2011. It is also important to note that beginning with the FY 2009 10K, the Auditors, for the first time in the Company’s history, have no longer had to put a “going concern” clause in their analysis of our Financial Statements. That in itself is indicative of the major progress made in putting the Company in a strong financial condition.

3. We will reiterate our forecast of reaching operating cash flow positive by the end of the FY ending in February 2011. This projection in conjunction with the recent $2.0 million capital infusion alleviates the need for any additional major future financings to maintain Company operations.

4. The recent disposal of the iRadio Division in a management led buyout: detailed analysis indicated that the Division was creating a net $100,000 monthly cash burn and no longer fit the Company’s criteria of meeting certain Revenue growth targets. These resources are better deployed to our higher growth business units.

5. The planned launch of an IP Enforcement Division, led by In-House Counsel Jim Lawson, which will target the smaller and mid-level companies that are infringing on our Patents. This will be a profit center Division, and we believe licensing our IP with these targeted companies will accelerate the monetization of our IP and create market value from our IP beyond the current actions against larger market players.

6. We recently entered into an Agreement with AOL to settle the Trademark case via Mediation. We believe this is beneficial to the Company both for its cost effectiveness and the likelihood of a speedier resolution vis a vis other legal proceedings.

7. We are in final preparations with completing an expanded Brief on the previously initiated Sanctions motion. We have every intent of moving forward with our Motion as forcefully and quickly as possible.

8. Regarding the Yahoo! case, Counsel and Modavox have agreed by stipulation that Yahoo’s previously filed Motion to Dismiss is withdrawn. Modavox will be filing a first amended complaint no later than the next few weeks.

Scheduled to participate on the call are Chief Executive Officer Mark Severini, Chief Innovation Officer Anthony Iacovone, Chief Operating Officer Scott Russo, Chief Legal Officer James Lawson and Chairwoman Shelly Meyers. A question and answer session will follow the company’s presentation.

Please also note that the Company is preparing a comprehensive communications package for the public that will be distributed February 15. The Company will be unveiling its revamped Web Site in conjunction with this communication. That package is expected to contain additional details as to certain operating projections and related information and further expound on the items listed above.

Mark Severini, CEO of Modavox commented, “It’s truly an exciting time here at Modavox. While we’ve been diligently working on and executing our previously defined growth strategy and continue to make notable progress, we remain keenly aware of our need and responsibility to shareholders to communicate such progress in a timely fashion. We believe this forthcoming venue is an appropriate means of promoting transparency, better informing our investors and building shareholder value.”

About Modavox, Inc.

Modavox, Inc. provides Internet applications and services based upon marketing-driven technology platforms that enhance the delivery of marketing communications through intelligent distribution to all Internet-enabled devices. In 2009, Modavox initiated a comprehensive business growth strategy aimed at fully leveraging the value of its technology and patent portfolio by accelerating the advanced development of technology platforms that apply the most valuable aspects of Modavox’s patents. Modavox manages three newly defined operating divisions in the high-growth markets of mobile marketing (AD LIFE™), video content delivery (AD BOOM™) and ad network provisioning (AD SERVE™). These three divisions, together with patents foundational to targeted Web-based communications, will enable Modavox to pioneer a new era in marketing and new media communications with Internet applications and services for targeted consumers and communities worldwide. For more information, please visit www.modavox.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

For Modavox, Inc.
Media contact:
JoAnne Yau, 512-659-0150 or (800)864-1231 ext. 28
jayau@phillipscompany.com
or
ICR, Inc
Investor relations:
Frank Milano, 612-333-9099
ir@augme.com

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODAVOX, INC. (Registrant)
Date: February 5, 2010	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)